UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 28, 2008
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Executive Compensation
As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2008, Diane Irvine was promoted to Chief Executive Officer of the Company, and it was disclosed that effective February 7, 2008 Mark Vadon, who previously held the office of Chief Executive Officer, will serve as Executive Chairman of the Company.
On February 28, 2008, the Compensation Committee of the Board of Directors of the Company approved adjustments to Irvine and Vadon’s compensation to reflect their change in positions. Irvine will be paid a base salary that annualizes to $450,000 and her 2008 fiscal year target bonus award will be adjusted to $300,000. Irvine’s adjustments will be retroactively implemented as of February 7, 2008. Vadon will be paid a base salary that annualizes to $250,000 and his 2008 annual fiscal year target bonus award will be $250,000. Vadon’s compensation will be implemented as of March 1, 2008.
In connection with Irvine and Vadon’s change in positions, on February 28, 2008, the Compensation Committee awarded Irvine an option to purchase 180,000 shares of Blue Nile’s common stock and awarded Vadon an option to purchase 28,571 shares of Blue Nile’s common stock. The exercise price of the option grants is $44.44, the last known closing price of the Company’s common stock on the date of grant. The option grants vest over a 4-year period as follows: 1/4th of the shares vest one year after the grant date and 1/48th of the shares vest monthly thereafter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Robin Easton
Robin Easton
Chief Financial Officer (Principal Accounting and Financial Officer)

Dated: March 5, 2008